Exhibit 99.1

Aptinyx Appoints Andy Kidd, M.D., President and Chief Operating Officer

EVANSTON, Ill., December 16, 2020 -- Aptinyx Inc. (Nasdaq: APTX), a clinical-stage biopharmaceutical company developing transformative therapies for the treatment of brain and nervous system disorders, today announced the appointment of Andy Kidd, the company’s current chief operating officer, to the role of president and chief operating officer, effective December 14, 2020.

“We are thrilled to have Andy expand his role as president and chief operating officer, given his strong commitment to our company, scientific acumen, and proven track record of success,” said Norbert Riedel, Ph.D., chief executive officer of Aptinyx. “Aptinyx is well-positioned to continue to build a leading neurological disease company. In the more than three years that Andy has been a member of the Aptinyx management team, he has made invaluable contributions in support of our company’s success.”

Prior to joining Aptinyx in 2017 as chief commercial officer and then chief operating officer, Mr. Kidd spent over a decade at Baxter International, most recently as senior vice president of strategy and business development. Previously, he held various commercial leadership positions including general manager of Baxter Canada, global franchise head for surgical care, and general manager of US anesthesia and cardiovascular. Before joining Baxter, Mr. Kidd worked at Boston Consulting Group both in London and then Chicago, focused on pharmaceutical and other healthcare clients. He received a BM BCh medical degree from the University of Oxford and a BA in medical sciences from the University of Cambridge.

About Aptinyx

Aptinyx Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of proprietary synthetic small molecules for the treatment of brain and nervous system disorders. Aptinyx has a platform for discovery of novel compounds that work through a unique mechanism to modulate—rather than block or over-activate—NMDA receptors and enhance synaptic plasticity, the foundation of neural cell communication. The company has three product candidates in clinical development in central nervous system indications, including chronic pain, post-traumatic stress disorder, and cognitive impairment associated with Parkinson’s disease. Aptinyx is also advancing additional compounds from its proprietary discovery platform, which continues to generate a rich and diverse pipeline of small-molecule NMDA receptor modulators with the potential to treat an array of neurologic disorders. For more information, visit www.aptinyx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the company’s business plans and objectives, including therapeutic effects of the company’s product candidates and discovery platform. Risks that contribute to the uncertain nature of the forward-looking statements include: the effect of COVID-19 on our business and financial results, including with respect to disruptions to our clinical trials, business operations, and ability to raise additional capital; the success, cost, and timing of the company’s product candidate development activities and planned clinical studies; the company’s ability to execute on its strategy; the company’s estimates regarding expenses, future revenue, and capital requirements; as well as those risks and uncertainties set forth in the company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Aptinyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor & Media Contact:

Nick Smith

Aptinyx Inc.

ir@aptinyx.com or corporate@aptinyx.com

847-871-0377

Source: Aptinyx Inc.